                               HarCor Energy, Inc.

                                  65,000 Units

                                  Consisting of

                                   $65,000,000
                      14 7/8% Senior Secured Notes due 2002
                                       and
                         1,430,000 Warrants to Purchase
                             Shares of Common Stock

                               PURCHASE AGREEMENT

                                                                   July 17, 1995

BT SECURITIES CORPORATION
INTERNATIONALE NEDERLANDEN
(U.S.) SECURITIES CORPORATION
c/o BT Securities Corporation
  Bankers Trust Plaza
  130 Liberty Street
  New York, New York  10006

Ladies and Gentlemen:

          HarCor Energy, Inc., a Delaware corporation (the "Company"), and the Subsidiary Guarantors (as defined below) hereby confirm their agreement with you (the "Initial Purchasers"), as set forth below.

          1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers 65,000 Units (as defined below) consisting of an aggregate of $65,000,000 aggregate principal amount of its 14 7/8% Senior Secured Notes due 2002, Series A (the "Senior Notes") and 1,430,000 warrants (the "Warrants") to purchase initially an equal number of shares of the Company's Common Stock, par value $0.10 per share (the "Common Stock"). The Senior Notes are to be issued under an indenture (the "Indenture") to be dated as of July 24, 1995 by and among the Company, the Subsidiary Guarantors (as defined below) and Texas Commerce Bank National Association, as Trustee (the "Trustee"). The Senior Notes will be unconditionally guaranteed, jointly

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                                      -2-



and severally, by Warrior, Inc., a Texas corporation and HTAC Investments, Inc., a California corporation (collectively, the "Subsidiary Guarantors"), pursuant to the terms of the Indenture (the "Guarantees"). The Senior Notes will be secured by a second priority lien on and security interest in the Collateral (as defined in the Indenture) pursuant to Security Documents (as defined in the Indenture) entered into by the Company and Warrior, Inc. for the benefit of the Trustee and the holders of the Senior Notes. The Warrants are to be issued under a Warrant Agreement to be dated as of July 24, 1995 (the "Warrant Agreement") between the Company and Texas Commerce Bank National Association, as Warrant Agent (the "Warrant Agent"). The shares of Common Stock issuable upon exercise of the Warrants are herein referred to as the "Warrant Shares." The Senior Notes and the Warrants will initially be represented by 65,000 units ("Units"), each Unit consisting of $1,000 principal amount of Senior Notes and 22 Warrants, each to purchase 1 (one) Warrant Share at an initial exercise price of $3.85 per Warrant Share. The Senior Notes, the Guarantees, the Warrants and the Units are collectively referred to herein as the "Securities."

            The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

            In connection with the sale of the Securities, the Company and the Subsidiary Guarantors have prepared a preliminary offering memorandum dated July 17, 1995 (the "Preliminary Memorandum"), and a final offering memorandum dated July 17, 1995 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of the Securities, the terms of the offering of the Securities, and a description of the Company and the Subsidiary Guarantors.

            The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of (i) the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company and the Subsidiary Guarantors have agreed, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Senior Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act, and (ii) the

Securityholders' and Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the "Securityholders' Agreement" and, together with the Registration Rights Agreement, the "Rights Agreements").

            2. Representations and Warranties. The Company and the Subsidiary Guarantors, jointly and severally, represent and warrant to and agree with each of the Initial Purchasers that:

            (a) Neither the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to either of the Initial Purchasers furnished to the Company or the Subsidiary Guarantors in writing by the Initial Purchasers expressly for use in the Final Memorandum or any amendment or supplement thereto.

            (b) As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum; all of the outstanding shares of capital stock of the Company and the Subsidiary Guarantors have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum), all of the outstanding shares of capital stock of the Subsidiary Guarantors are, and as of the Closing Date will be, owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; except as set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum), there are no (i) options, warrants or other rights to purchase from the Company or any Subsidiary Guarantor, (ii) agreements or other obligations of the Company or any Subsidiary Guarantor to issue or (iii) other rights to convert any obligation into, or exchange any securities for, in the case of each clause (i)-(iii) shares of capital stock of or ownership interests in the Company or any Subsidiary Guarantor outstanding. The Company does not have any Subsidiaries except for the Subsidiary Guarantors; except for the capital stock of the Subsidiary Guarantors and as otherwise disclosed in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum), the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

            (c) Each of the Company and the Subsidiary Guarantors has been duly incorporated, is validly existing and is in good standing as a corporation under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own its properties and conduct its business as now conducted, and as described in the Preliminary Memorandum and the Final Memorandum; each of the Company and the Subsidiary Guarantors is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiary Guarantors, taken as a whole (any such event, a "Material Adverse Effect").

            (d) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Senior Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Senior Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Senior Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (e) Each of the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Guarantees. The Guarantees endorsed on the Senior Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by each of the Subsidiary Guarantors and, when the Senior Notes, the Exchange Notes and the Private Exchange Notes are executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Senior Notes, delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of each of the Subsidiary Guarantors, entitled to the benefits of the Indenture and enforceable against the Subsidiary Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (f) The Company and each of the Subsidiary Guarantors have all requisite corporate power and authority to execute, deliver and perform each of their obligations under the Indenture and each Security Document to which it is a party. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture and each Security Document to which it is a party have been duly and validly authorized by the Company and each of the Subsidiary Guarantors and, when executed and delivered by the Company and each of the Subsidiary Guarantors a party thereto (assuming the due authorization, execution and delivery by the Trustee if the Trustee is required to execute any such document), each will constitute a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors a party thereto, enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

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                                      -6-



            (g) The Company and each of the Subsidiary Guarantors have all requisite corporate power and authority to execute, deliver and perform each of their obligations under the Rights Agreements to which they are a party. Each of the Rights Agreements has been duly and validly authorized by the Company and each of the Subsidiary Guarantors to the extent it is a party thereto and, when executed and delivered by the Company and each of the Subsidiary Guarantors a party thereto (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Company and each such Subsidiary Guarantor enforceable against the Company and each such Subsidiary Guarantor in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

            (h) The Company and each of the Subsidiary Guarantors a party thereto have all requisite corporate power and authority to execute, deliver and perform each of their obligations under the credit facility to be entered into among the Company, the Subsidiary Guarantors a party thereto, Internationale Nederlanden (U.S.) Capital Corporation ("ING Capital"), as Agent and the lenders named therein (the "Credit Facility"). The Credit Facility has been duly and validly authorized by the Company and each of the Subsidiary Guarantors a party thereto and, when executed and delivered by the Company and each of the Subsidiary Guarantors a party thereto (assuming the due authorization, execution and delivery by ING Capital and the other lenders party thereto), will constitute a valid and legally binding agreement of the Company and each such Subsidiary Guarantor enforceable against the Company and each such Subsidiary Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity and the discretion of any court before which any proceeding therefor may be brought.

            (i) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Warrant Agreement and the Preferred Stock

Warrant Agreement (as defined in Section 3 hereof). Each of the Warrant Agreement and the Preferred Stock Warrant Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Warrant Agent and the Preferred Stock Warrant Agent (as defined in Section 3 hereof), as the case may be), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (j) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Warrants and the Additional Warrants (as defined in Section 3 below). The Warrants and the Additional Warrants have been duly and validly authorized by the Company and, when executed by the Company and countersigned by the Warrant Agent in accordance with the provisions of the Warrant Agreement (and, in the case of the Preferred Stock Warrants (as defined in Section 3), countersigned by the Preferred Stock Warrant Agent in accordance with the provisions of the Preferred Stock Warrant Agreement) and when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Warrant Agreement or the Preferred Stock Warrant Agreement, as the case may be, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (k) The Warrant Shares and the Additional Warrant Shares (as defined in Section 3 below) have been duly and validly authorized for issuance by the Company and when issued in accordance with the terms and conditions contained in the Warrant Agreement (or the Preferred Stock Warrant Agreement, as the case may be) upon exercise of the Warrants and upon exercise of the Additional Warrants, the Warrant Shares and the Additional Warrant Shares, as the case may be, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights. The Warrant Shares and the Additional Warrant Shares, as the case may be, have been duly reserved for issuance in accordance with the terms of the Warrants, the Warrant Agreement, the Additional Warrants, and the Preferred Stock Warrant Agreement, as the case may be.

            (l) The Company and each of the Subsidiary Guarantors have all requisite corporate power and authority to execute, deliver and perform each of their obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors. No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the performance of this Agreement by the Company or the Subsidiary Guarantors or the consummation by the Company or the Subsidiary Guarantors of the transactions contemplated hereby, except such as have been obtained and other than such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities by the Initial Purchasers. None of the Company or the Subsidiary Guarantors is
(i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or
(iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject, except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

            (m) The execution, delivery and performance by the Company and each of the Subsidiary Guarantors of this Agreement and the consummation by the Company and each of the Subsidiary Guarantors of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a a default under) or violation of any of (i) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company or any of the Subsidiary Guarantors is a party or to which any of them or their respective properties or assets is subject, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiary Guarantors, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiary Guarantors or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

            (n) The audited consolidated financial statements of the Company and its subsidiaries included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum) present fairly in all material respects the financial position, results of operations and cash flows of the Company and its subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum) present fairly in all material respects the financial information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Arthur Andersen LLP (the "Independent Accountants") is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

            (o) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum)
(i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the

Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

            (p) Except as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum), there is not pending or, to the best knowledge of the Company or any Subsidiary Guarantor, threatened, any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiary Guarantors is a party, or to which the property or assets of the Company or any of the Subsidiary Guarantors are subject, before or brought by any court or governmental agency or body which, if determined adversely to the Company or the Subsidiary Guarantors, would result, individually or in the aggregate, in any material adverse change in the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiary Guarantors, taken as a whole (any such event, a "Material Adverse Change"), or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum).

            (q) Each of the Company and the Subsidiary Guarantors owns or possesses adequate licenses or other rights to use all trademarks, service marks, trade names and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum), and none of the Company or the Subsidiary Guarantors has received any notice of conflict with (or knows of any such conflict with) asserted rights of others with respect to any trademarks, service marks, trade names or know-how which, if such assertion of conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

            (r) Each of the Company and the Subsidiary Guarantors possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum), except where the failure to obtain such licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings, would not, individually or in the aggregate, have a Material Adverse Effect, and none of the Company or the Subsidiary Guarantors has received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum) and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

            (s) Since the respective dates as of which information is given in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum), except as described therein, (i) none of the Company or any of the Subsidiary Guarantors has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business and (ii) none of the Company or any of the Subsidiary Guarantors has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any such Subsidiary Guarantor, the purchase of, or dividend or distribution on, capital stock owned by the Company).

            (t) Each of the Company and the Subsidiary Guarantors has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary Guarantor is contesting in good faith and for which the Company or such Subsidiary Guarantor has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiary Guarantors that would have, individually or in the aggregate, a Material Adverse Effect.

            (u) The statistical and market-related data included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum) are based on or derived from sources which the Company and the Subsidiary Guarantors believe to be reliable and accurate.

            (v) None of the Company, the Subsidiary Guarantors or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

            (w) Each of the Company and the Subsidiary Guarantors has good and defensible title to all real property and good title to all personal property described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum) as being owned by it and good and defensible title to a leasehold estate in the real and personal property described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum) as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum) or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect.

            (x) There are no legal or governmental proceedings involving or affecting the Company or any Subsidiary Guarantor or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum), nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum).

            (y) Except as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum), each of the Company and the Subsidiary Guarantors is in compliance in all respects with all laws, rules or regulations relating to pollution or protection of public or employee health or the environment ("Environmental Law") and with the terms and conditions of any permit, license or approval required thereunder in connection with the ownership, operation or use of its business, property and assets except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum), none of the Company or the Subsidiary Guarantors is subject to any known liability, absolute or contingent, under any Environmental Law except for any such liability which would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum), there is no civil, criminal or administrative action, suit, demand, hearing, notice of violation or deficiency, investigation, proceeding or notice of potential responsibility or demand letter or request for information pending or, to their knowledge, threatened against the Company or any of the Subsidiary Guarantors under any Environmental Law which, if determined adversely to the Company or any such Subsidiary Guarantors would, individually or in the aggregate, result in a Material Adverse Effect.

            (z) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiary Guarantors which is pending or, to the best knowledge of the Company or any Subsidiary Guarantor, threatened.

            (aa) Each of the Company and the Subsidiary Guarantors carries insurance (including self insurance) in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties.

            (bb) None of the Company or the Subsidiary Guarantors has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any Subsidiary Guarantor makes or ever has made a contribution and in which any employee of the Company or any Subsidiary Guarantor is or has ever been a participant. With respect to such plans, the Company and each Subsidiary Guarantor is in compliance in all material respects with all applicable provisions of ERISA.

            (cc) None of the Company or the Subsidiary Guarantors will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

            (dd) The Senior Notes, the Exchange Notes, the Warrants, the Warrant Shares, the Common Stock, the Units, the Indenture, the Security Documents, the Warrant Agreement, the Additional Warrants, the Rights Agreements and the Credit Facility will, and this Agreement does, conform in all material respects to the descriptions thereof in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum).

            (ee) Except as disclosed in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Memorandum), no holder of securities of the Company or any Subsidiary Guarantor will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Rights Agreements or other than as expressly permitted thereby.

            (ff) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of the Company and the Subsidiary Guarantors (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or the Subsidiary Guarantors (each on a consolidated basis) is, nor will any of the Company or the Subsidiary Guarantors (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

            (gg) None of the Company or any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent,
(i) sold, offered for sale,
solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

            (hh) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

            (ii) No securities of the Company or any Subsidiary Guarantor are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

            (jj) None of the Company or the Subsidiary Guarantors has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

            (kk) Upon execution and delivery by the Company and the Subsidiary Guarantors on the Closing Date and assuming due recording, each Mortgage (as defined in the Indenture) will create and constitute (A) a valid and enforceable mortgage lien on the real property and fixtures described therein (the "Real Property") and (B) a valid and enforceable security interest in such of the Property (as defined in each Mortgage), other than the Real Property, in which a security interest can be created under Article 9 (the "UCC Property") of the Uniform Commercial Code (the "UCC") as in effect in the state in which such Property is located. Each Mortgage will be in proper form, under the laws of the state in which the Property encumbered thereby is located, to be accepted for recording in the county where such Property is located.

            (ll) Upon the filing of the financing statements (the "Financing Statements") relating to each Mortgage with the Office of the Secretary of State in the state in which the Property encumbered by each Mortgage is located, and with the recorder in the county where real property on which fixtures are present is located, the security interest, lien or pledge created by each Mortgage in UCC Property will be a perfected security interest with respect to that portion of the UCC Property in which a security interest can be perfected by filing a financing statement, prior to all other security interests therein which may be perfected by filing a Financing Statement or by possession, except for prior liens and encumbrances permitted by the Mortgages.

            (mm) The representations and warranties of the Company and Warrior, Inc. contained in Section 2.1(h) of each of the Mortgages are true and correct and are hereby incorporated herein mutatis mutandis as representations and warranties of the Company and Warrior, Inc., respectively.

            Any certificate signed by any officer of the Company or any Subsidiary Guarantor and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiary Guarantors to each Initial Purchaser as to the matters covered thereby.

            3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company and the Subsidiary Guarantors agree to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase in the respective amounts set forth on Schedule 1 hereto from the Company and the Subsidiary Guarantors 65,000 Units at a purchase price of $959.58 per Unit. One or more certificates in definitive form for the Securities that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 24 hours prior to the Closing Date, shall be delivered by or on behalf of the Company and the Subsidiary Guarantors to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), net of the overnight cost of such funds, to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York at 10:00 A.M., New York time, on July 24, 1995, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company has requested that the Closing Date be scheduled to occur five business days after the date of this Agreement in order to provide sufficient time to satisfy the conditions for closing set forth in Section 7 below. The Company and the Subsidiary Guarantors will make such certificate or certificates for the Securities available for checking and packaging by the Initial Purchasers at the offices of BT Securities Corporation in New York, New York, or at such other place as BT Securities Corporation may designate, at least 24 hours prior to the Closing Date. As additional compensation to the Initial Purchasers, the Company agrees to issue to the Initial Purchasers (in such denomination or denominations and registered in such name or names as each of the Initial Purchasers requests upon notice to the Company at least 24 hours prior to the Closing Date) at the Closing Date, for no additional consideration,
(i) warrants to purchase initially 350,000 shares of Common Stock at an initial exercise price of $3.85 per share of Common Stock (of which warrants to purchase 125,000 shares of Common Stock will be issued to Internationale Nederlanden (U.S.) Securities Corporation and warrants to purchase 225,000 shares of Common Stock will be issued to BT Securities Corporation) (the "Additional Common Stock Warrants") and (ii) warrants to purchase initially 150,000 shares of the Company's Series F Preferred Stock at an initial exercise price of $3.85 per share of Series F Preferred Stock (which warrant will be issued to BT Securities Corporation) (the "Additional Preferred Stock Warrants" and, together with the Additional Common Stock Warrants, the "Additional Warrants"). The shares of Common Stock and shares of Series F Preferred Stock issuable upon exercise of the Additional Warrants are herein referred to together as the "Additional Warrant Shares". The Additional Common Stock Warrants will be issued under the Warrant Agreement. The Additional Preferred Stock Warrants will be issued under a warrant agreement, to be dated as of July 24, 1995 (the "Preferred Stock Warrant Agreement") between the Company and BT Securities Corporation (or its designee) as Warrant Agent (the "Preferred Stock Warrant Agent").

            4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

            5. Covenants of the Company and the Subsidiary Guarantors. Each of the Company and the Subsidiary Guarantors jointly and severally covenants and agrees with each of the Initial Purchasers that:

            (a) The Company and the Subsidiary Guarantors will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent. The Company and the Subsidiary Guarantors will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

            (b) The Company and the Subsidiary Guarantors will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, neither of the Company nor any Subsidiary Guarantor shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

            (c) If, at any time prior to the completion of the initial resale by the Initial Purchasers of the Securities to persons other than affiliates of the Initial Purchasers (as determined by the Initial Purchasers), any event occurs as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company and the Subsidiary Guarantors will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company and the Subsidiary Guarantors, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

            (d) The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

            (e) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Final Memorandum.

            (f) For and during the period ending on the date no Securities are outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company or the Subsidiary Guarantors to the Trustee, Warrant Agent or the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company or the Subsidiary Guarantors with the Commission or any national securities exchange on which any class of securities of the Company or the Subsidiary Guarantors may be listed.

            (g) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared, if at all, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

            (h) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

            (i) The Company and the Subsidiary Guarantors will not solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

            (j) For so long as any of the Securities remain outstanding, the Company and the Subsidiary Guarantors will make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Act, unless the Company and the Subsidiary Guarantors are then subject to
Section 13 or 15(d) of the Exchange Act.

            (k) Each of the Company and the Subsidiary Guarantors will use its best efforts to (i) permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL Market") and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

            6. Expenses. The Company and the Subsidiary Guarantors agree, jointly and severally, to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to
Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) the fees and disbursements of counsel to the Initial Purchasers in connection with the transactions contemplated hereby,
(vii) expenses in connection with any meetings with prospective investors in the Securities, (viii) fees and expenses of the Trustee, the Warrant Agent and the transfer agent for the Common Stock including fees and expenses of their respective counsel, (ix) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market and
(x) any fees charged by
investment rating agencies for the rating of the Securities. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company or any Subsidiary Guarantor to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company and the Subsidiary Guarantors jointly and severally agree to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities. The Company and the Subsidiary Guarantors shall not be liable to the Initial Purchasers for loss of contemplated profits from the transactions covered by this Agreement.

            7. Conditions of the Initial Purchasers' Obligations. The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

            (a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Vinson & Elkins L.L.P., counsel for the Company and the Subsidiary Guarantors, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

            (i) Each of the Company and the Subsidiary Guarantors is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum. Each of the Company and the Subsidiary Guarantors is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

           (ii) As of the date hereof, the Company has the authorized, issued and outstanding capitalization set forth in the Final Memorandum; except as set forth in the Final Memorandum, all of the outstanding shares of capital stock of the Subsidiary Guarantors are owned, directly or indirectly, by the Company, and, to the best knowledge of such counsel, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability or voting.

          (iii) Except as set forth in the Final Memorandum, to the knowledge of such counsel (A) no options, warrants or other rights to purchase from the Company or any Subsidiary Guarantor shares of capital stock or ownership interests in the Company or any Subsidiary Guarantor are outstanding, (B) no agreements or other obligations of the Company or any Subsidiary Guarantor to issue, or other rights to cause the Company or any Subsidiary Guarantor to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company or any Subsidiary Guarantor are outstanding and (C) no holder of securities of the Company or any Subsidiary Guarantor is entitled to have such securities registered under a registration statement filed by the Company or any Subsidiary Guarantor under the Act with respect to the Securities or the Warrant Shares.

           (iv) The Senior Notes are in the form contemplated by the Indenture. The Senior Notes have each been duly and validly authorized by the Company and when executed (and assuming the due authorization, execution and delivery of the Indenture by the Trustee and the execution, delivery and authentication of the Senior Notes by the Trustee in accordance with the Indenture) and delivered by the Company and, in the case of the Senior Notes, paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
      (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (v) The Guarantees are in the form contemplated by the Indenture. Each of the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Guarantees. The Guarantees endorsed on the Senior Notes have each been duly and validly authorized by each of the Subsidiary Guarantors and, when the Senior Notes are executed by the Company and each of the Subsidiary Guarantors and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Senior Notes, delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute the valid and legally binding obligations of each of the Subsidiary Guarantors, enforceable against each of the Subsidiary Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
      (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

           (vi) Each of the Company and each of the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform its respective obligations under the Indenture, the Senior Notes and each Security Document to which it is a party; the Indenture is in sufficient form for qualification under the TIA; the Indenture and each Security Document to which it is a party have been duly and validly authorized by each of the Company and each of the Subsidiary Guarantors and, when duly executed and delivered by the Company and each of the Subsidiary Guarantors a party thereto (assuming the due authorization, execution and delivery thereof by the Trustee if the Trustee is required to execute any such document), each will constitute the valid and legally binding agreement of each of the Company and each of the Subsidiary Guarantors a party thereto, enforceable against each of the Company and each of the Subsidiary Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (vii) Each of the Company and the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Rights Agreements to which it is a party; each of the Rights Agreements has been duly and validly authorized by the Company and each of the Subsidiary Guarantors a party thereto and when duly executed and delivered by the Company and each such Subsidiary Guarantor (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute the valid and legally binding agreement of the Company and each such Subsidiary Guarantor, enforceable against the Company and each such Subsidiary Guarantor in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
      (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

         (viii) Each of the Company and the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Facility; the Credit Facility has been duly and validly authorized by the Company and each of the Subsidiary Guarantors a party thereto and, when duly executed and delivered by the Company and each such Subsidiary Guarantor (assuming the due authorization, execution and delivery thereof by ING Capital and the other lenders party thereto), will constitute the valid and legally binding agreement of the Company and each such Subsidiary Guarantor, enforceable against the Company and each such Subsidiary Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

           (ix) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Warrant Agreement and the Preferred Stock Warrant Agreement. Each of the Warrant Agreement and the Preferred Stock Warrant Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery by the Warrant Agent and the Preferred Stock Warrant Agent, as the case may be), will constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (x) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Warrants and the Additional Warrants. The Warrants and the Additional Warrants have been duly and validly authorized by the Company and, when executed by the Company and countersigned by the Warrant Agent in accordance with the provisions of the Warrant Agreement (and, in the case of the Preferred Stock Warrants, countersigned by the Preferred Stock Warrant Agent in accordance with the provisions of the Preferred Stock Warrant Agreement) and when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Warrant Agreement or the Preferred Stock Warrant Agreement, as the case may be, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

           (xi) When issued in accordance with the terms and conditions contained in the Warrant Agreement (or the Preferred Stock Warrant Agreement, as the case may be) upon exercise of the Warrants and upon exercise of the Additional Warrants, the Warrant Shares and the Additional Warrant Shares, as the case may be, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights. The Warrant Shares and the Additional Warrant Shares, as the case may be, have been duly reserved for issuance in accordance with the terms of the Warrants, the Warrant Agreement, the Additional Warrants and the Preferred Stock Warrant Agreement, as the case may be.

          (xii) Each of the Company and the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; the execution, delivery and performance of this Agreement by the Company and the Subsidiary Guarantors and the consummation by the Company and the Subsidiary Guarantors of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and each of the Subsidiary Guarantors. This Agreement has been duly executed and delivered by the Company and each of the Subsidiary Guarantors.

         (xiii) The Indenture, the Senior Notes, the Guarantees, the Security Documents, the Warrants, the Additional Warrants, the Warrant Shares, the Common Stock, the Rights Agreements, the Warrant Agreement and the Credit Facility conform in all material respects to the descriptions thereof contained in the Final Memorandum.

          (xiv) To the knowledge of such counsel, no legal or governmental proceedings are pending or threatened to which any of the Company or the Subsidiary Guarantors is a party or to which the property or assets of the Company or any Subsidiary Guarantor is subject which, if determined adversely to the Company or the Subsidiary Guarantors, would result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum under the caption "Use of Proceeds".

           (xv) The execution and delivery of the Exchange Notes and the Private Exchange Notes by the Company has been duly authorized by all necessary corporate action of the Company, and when the Exchange Notes and the Private Exchange Notes have been duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture, and assuming due authentication by the Trustee, the Exchange Notes and the Private Exchange Notes will constitute the legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (xvi) The Guarantees endorsed on the Exchange Notes and the Private Exchange Notes by the Subsidiary Guarantors have been duly authorized by all necessary corporate action of the Subsidiary Guarantors, and when the Exchange Notes and the Private Exchange Notes have been duly executed and delivered by the Company and the Subsidiary Guarantors in accordance with the terms of the Registration Rights Agreement and the Indenture, and assuming due authentication by the Trustee, will constitute the legal, valid, binding and enforceable obligations of the Subsidiary Guarantors, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

         (xvii) The execution and delivery of this Agreement, the Indenture, the Security Documents, the Warrant Agreement, the Preferred Stock Warrant Agreement, the Rights Agreements, the Credit Facility and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach or violation of or a default under (or an event which with notice or passage of time or both would constitute a a default under) or violation of any of
      (i) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument known to such counsel (including in any event any of the foregoing which have been filed by the Company with the Commission) to which the Company or any of the Subsidiary Guarantors is a party or to which any of them or their respective properties or assets is subject, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiary Guarantors, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Company or any of the Subsidiary Guarantors or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

        (xviii) To the knowledge of such counsel, no consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Company and the Subsidiary Guarantors of the Securities to the Initial Purchasers or the other transactions contemplated hereby, except such as may be required under Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained.

          (xix) None of the Company or the Subsidiary Guarantors is, or immediately after the sale of the Securities to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

           (xx) No registration under the Act of the Securities is required in connection with the sale of the Securities to the Initial Purchasers as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the

      Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) that the purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBs" or "Qualified Institutional Buyers"), accredited investors as defined in Rule 501(a) (1), (2), (3) or (7) promulgated under the Act ("Accredited Investors"), (ii) the accuracy of the Initial Purchasers' representations in Section 8 and those of the Company and the Subsidiary Guarantors contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 8 hereof.

          (xxi) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            At the time the foregoing opinion is delivered, Vinson & Elkins L.L.P. shall additionally state that it has participated in conferences with officers and other representatives of the Company and the Subsidiary Guarantors, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsection 7(a)(xiii)), no facts have come to its attention which lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical, numerical and accounting data included in the Final Memorandum). The opinion of Vinson & Elkins L.L.P. described in this Section shall be rendered to the Initial Purchasers at the request of the Company and the Subsidiary Guarantors and shall so state therein.

            References to the Final Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

            (b) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

            (c) The Initial Purchasers shall have received from the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers.

            (d) The representations and warranties of each of the Company and the Subsidiary Guarantors contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company's and the Subsidiary Guarantors' officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date; the Company and the Subsidiary Guarantors shall have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no Material Adverse Change or any development that, singly or in the aggregate, is reasonably likely to cause a Material Adverse Change.

            (e) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

            (f) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), other than as described in such Final Memorandum, none of the Company or the Subsidiary Guarantors shall have incurred any liabilities or obligations, direct or contingent (other than in the ordinary course of business), that are material to the Company or the Subsidiary Guarantors, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or other) or results of operations or prospects of the Company or the Subsidiary Guarantors, taken as a whole, and there shall not have been any adverse change in the capital stock or long-term indebtedness of the Company or the Subsidiary Guarantors that is material to the business, condition (financial or other) or results of operations or prospects of the Company and the Subsidiary Guarantors, taken as a whole.

            (g) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), the conduct of the business and operations of the Company or the Subsidiary Guarantors shall not have been interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured) or by any court or governmental action, order or decree, and, except as otherwise stated therein, the properties of the Company or the Subsidiary Guarantors shall not have sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage which would not, individually or in the aggregate, have a Material Adverse Effect.

            (h) The Initial Purchasers shall have received certificates of the Company and each of the Subsidiary Guarantors, dated the Closing Date, signed on behalf of the Company and each of the Subsidiary Guarantors by their respective Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, to the effect that:

            (i) The representations and warranties of the Company and each of the Subsidiary Guarantors contained in this Agreement are true and correct in all material respects as of the date hereof and as of the Closing Date, and the Company and each of the Subsidiary Guarantors have performed all covenants and agreements and satisfied hereunder all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

           (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect;

          (iii) Since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiary Guarantors has incurred any liabilities or obligations, direct or contingent (other than in the ordinary course of business), that are material to the Company or the Subsidiary Guarantors, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or other) or results of operations or prospects of the Company or the Subsidiary Guarantors, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or the Subsidiary Guarantors that is material to the business, condition (financial or other) or results of operations or prospects of the Company or the Subsidiary Guarantors, taken as a whole, except as described in such Final Memorandum; and

           (iv) The sale of the Securities hereunder has not been enjoined (temporarily or permanently).

            (i) On the Closing Date, the Initial Purchasers shall have received the Rights Agreements executed by the Company and the Subsidiary Guarantors a party thereto, and BT Securities Corporation shall have received the Preferred Stock Warrant Agreement and the Additional Warrants executed by the Company, and such agreements shall be in full force and effect at all times from and after the Closing Date.

            (j) All of the conditions contained in the Credit Facility to be fulfilled or complied with prior to any borrowing under such agreement shall have been complied with (other than the sale of the Securities as set forth herein and the application of the proceeds therefrom) and the Credit Facility shall be in full force and effect.

            (k) The Initial Purchasers shall have received from Ryder Scott Company letters dated the date hereof and the

Closing Date, in form and substance satisfactory to the Initial Purchasers and their counsel, with respect to an estimate of the reserves, future production and income attributable to certain leasehold and royalty interests of the Company and the Subsidiary Guarantors and such other matters as the Initial Purchasers shall reasonably request.

            (l) The holders of the Series D Preferred Stock of the Company shall have exchanged their warrants to purchase an aggregate of 3,424,666 shares of Common Stock for 1,100,000 shares of Common Stock, all on terms and conditions and pursuant to documentation satisfactory to the Initial Purchasers.

            (m) At least one full business day prior to the Closing Date, the Initial Purchasers shall have received from the Company an executed Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement relating to certain real property in Kern County, California, in form and substance satisfactory to the Initial Purchasers and their counsel.

            (n) At least one full business day prior to the Closing Date, the Initial Purchasers shall have received from the Company an executed Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement and Financing Statement relating to certain real property in New Mexico and Texas, in form and substance satisfactory to the Initial Purchasers and their counsel.

            (o) At least one full business day prior to the Closing Date, the Initial Purchasers shall have received from the Company an executed Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement and Financing Statement relating to certain real property in Louisiana, in form and substance satisfactory to the Initial Purchasers and their counsel.

            (p) At least one full business day prior to the Closing Date, the Initial Purchasers shall have received from Warrior, Inc. an executed Mortgage, Line of Credit Mortgage, Assignment, Security Agreement and Financing Statement relating to certain real property in New Mexico, in form and substance satisfactory to the Initial Purchasers and their counsel.

            (q) At least one full business day prior to the Closing Date, the Initial Purchasers shall have received from the Company financing statements to be filed in California,

Louisiana, New Mexico and Texas, in form and substance satisfactory to the Initial Purchasers and their counsel.

            (r) At least one full business day prior to the Closing Date, the Initial Purchasers shall have received from Warrior, Inc. financing statements to be filed in New Mexico and Texas, in form and substance satisfactory to the Initial Purchasers and their counsel.

            (s) At least one full business day prior to the Closing Date, the Initial Purchasers shall have received from Chicago Title Insurance Company a policy (or commitment to issue a policy) of title insurance insuring (or committing to insure) the lien of the document referred to in Section 7(m) above, in form and substance and with such endorsements satisfactory to the Initial Purchasers and their counsel.

            (t) The Initial Purchasers shall have received from local counsel to the Company in each of California, Louisiana, New Mexico and Texas an opinion, in form and substance satisfactory to the Initial Purchasers and their counsel, dated as of the Closing Date and addressed to the Initial Purchasers, with respect to certain legal matters relating to the document referred to in Section 7(m) above and such other related matters as the Initial Purchasers may require.

            (u) At least one full business day prior to the Closing Date, the Initial Purchasers shall have received UCC, judgment and tax lien search reports from (i) the states of California, Louisiana, New Mexico and Texas and each county therein in which the Company owns Collateral (as defined in the Indenture) in such states and (ii) the state of New Mexico and each county therein in which Warrior, Inc. owns Collateral, which reports and the results thereof shall in all respects be satisfactory to the Initial Purchasers and their counsel.

            (v) At least one full business day prior to the Closing Date, the Initial Purchasers shall have received from the Company and Warrior, Inc. policies or certificates of insurance naming the Trustee as additional insured or loss payee in respect of insurance coverages maintained in respect of Collateral.

            (w) The Initial Purchasers shall have received an executed Intercreditor Agreement between Internationale Nederlanden (U.S.) Capital Corporation, as agent, and the Trustee, and acknowledged by the Company and Warrior, Inc., in form and substance satisfactory to the Initial Purchasers and their counsel.

            (x) The Initial Purchasers shall have received all other documents, agreements, certificates, instruments and opinions as the Initial Purchasers and their counsel may in their sole discretion require or deem necessary to perfect the liens created, or purported or intended to be created, by the Security Documents.

            (y) A certificate of designation covering the Series F Preferred Stock in form and substance satisfactory to BT Securities Corporation and its counsel shall have been filed and accepted for filing with the Secretary of State of the State of Delaware.

            On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiary Guarantors as they shall have heretofore reasonably requested from the Company and the Subsidiary Guarantors.

            All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company and the Subsidiary Guarantors shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

            8. Offering of Securities; Restrictions on Transfer. Each of the Initial Purchasers represents and warrants (as to itself only) that it is a qualified institutional buyer as defined in Rule 144A promulgated under the Act (a "QIB"). Each of the Initial Purchasers agrees with the Company and the Subsidiary Guarantors (as to itself only) that (a) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (b) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States,

(i) persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A under the Act ("Rule 144A"), and, in each case, in transactions under Rule 144A or
(ii) a limited number of other institutional investors reasonably believed by the Initial Purchasers to be Accredited Investors that, prior to their purchase of the Securities, deliver to the Initial Purchasers a letter containing the representations and agreements set forth in Exhibit A to the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum) and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (b), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum).

            9. Indemnification and Contribution. (a) The Company and the Subsidiary Guarantors, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

            (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any application or other document, or any amendment or supplement thereto, executed by the Company or any Subsidiary Guarantor or based upon written information furnished by or on behalf of the Company or any Subsidiary Guarantor filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each an "Application"); or

           (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, the Company and the Subsidiary Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company or the Subsidiary Guarantors by the Initial Purchasers specifically for use therein. This indemnity agreement will be in addition to any liability that the Company or the Subsidiary Guarantors may otherwise have to the indemnified parties. Neither the Company nor the Subsidiary Guarantors shall be liable under this Section 9 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld.

            (b) The Initial Purchasers agree to indemnify and hold harmless each of the Company, the Subsidiary Guarantors, their directors, their officers and each person, if any, who controls the Company or any such Subsidiary Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or the Subsidiary Guarantors or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any Application, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any

Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company by the Initial Purchasers specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any Subsidiary Guarantor or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. Neither the Company nor any Subsidiary Guarantor shall, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

            (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Company or the Subsidiary Guarantors in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

            (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company and the Subsidiary Guarantors bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Subsidiary Guarantors on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances.

            (e) The Company, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (d). Notwithstanding any other provision of the immediately preceding paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company and the Subsidiary Guarantors, each officer of the Company and the Subsidiary Guarantors and each person, if any, who controls the Company or the Subsidiary Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Subsidiary Guarantors.

            10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Subsidiary Guarantors, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company and the Subsidiary Guarantors, any of their respective officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

            11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company or any of the Subsidiary Guarantors shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their respective part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

            (i) any of the Company or the Subsidiary Guarantors shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any Material Adverse Change, or any event or development involving or reasonably likely to cause or result in a Material Adverse Change (including without limitation a change in management or control of the Company or the Subsidiary Guarantors), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

           (ii) trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

          (iii) a banking moratorium shall have been declared by New York or United States authorities;

           (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Final Memorandum; or

            (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

            (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

            12. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page and in the second and third sentences of the third paragraph under the heading "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

            13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered or telecopied and confirmed in writing to (i) BT Securities Corporation, 130 Liberty Street, New York, New York 10006, Attention: Corporate Finance Department, Telecopy No.:
(212) 250-7200; if sent to the Company or any Subsidiary Guarantor, shall be mailed or delivered or telecopied and confirmed in writing to the Company at Five Post Oak Park, 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027,
Attention: Chief Financial Officer, Telecopy No.: (713) 961-9773; with a copy to Vinson & Elkins L.L.P., 1001 Fannin, Suite 2300, Houston, Texas 77002,
Attention: John S. Watson, Esq., Telecopy No. (713) 758-2346.

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

            14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and the Subsidiary Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Subsidiary Guarantors contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company and the Subsidiary Guarantors, their respective officers and any person or persons who control the Company or the Subsidiary Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

            15. Miscellaneous. If, on the Closing Date, either of the Initial Purchasers shall fail or refuse to purchase Securities that it has agreed to purchase hereunder on such date, and the aggregate amount of Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of Securities to be purchased on such date, the other Initial Purchaser shall be obligated to purchase the Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date. If, on the Closing Date any Initial Purchaser shall fail or refuse to purchase Securities which it agreed to purchase hereunder on such date and the aggregate amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Securities to be purchased on such date and arrangements satisfactory to the nondefaulting Initial Purchaser and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any nondefaulting Purchaser or of the Company, except as provided in Section 10. In any such case either the nondefaulting Initial Purchaser or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

            16. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

            17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers.

                                       Very truly yours,

                                       HARCOR ENERGY, INC.

                                       By:
                                          ---------------------------
                                          Name:
                                          Title:

                                       WARRIOR, INC.

                                       By:
                                          ---------------------------
                                          Name:
                                          Title:

                                       HTAC INVESTMENTS, INC.

                                       By:
                                          ---------------------------

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

BT SECURITIES CORPORATION

By:
   --------------------------
   Name:
   Title:

INTERNATIONALE NEDERLANDEN
(U.S.) SECURITIES CORPORATION

By:
   --------------------------
   Name:
   Title:

                                                                      SCHEDULE 1

                                                Number
Initial Purchaser                               of Units
- -----------------                               --------
BT Securities Corporation.................       48,750

Internationale Nederlanden (U.S.)
  Securities Corporation..................       16,250
                                                 ------
      Total...............................       65,000
                                                 ======